                                                                   Exhibit 10.48

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 246-2 UNDER THE SECURITIES EXCHANGE ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH AN "*".

                       AMENDED AND RESTATED DISTRIBUTOR AGREEMENT

     THIS AMENDED AND RESTATED DISTRIBUTOR AGREEMENT is made and entered into as of this 21st day of August, 2001 (herein referred to as the "Effective Date"), between GE FUEL CELL SYSTEMS, L.L.C. ("GEFCS"), a Delaware limited liability company located at 1 River Road, Schenectady, New York 12345 (hereinafter referred to as "DISTRIBUTOR"), and PLUG POWER, INC., a Delaware corporation located at 968 Albany-Shaker Road, Latham, New York 12110 (hereinafter referred to as "PP" or "SUPPLIER"). DISTRIBUTOR and SUPPLIER are referred to individually herein as a "Party", and collectively as the "Parties".

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, DISTRIBUTOR and SUPPLIER entered into a distributor agreement dated February 2, 1999 (the "Original Agreement"), in order to set forth, among other items, DISTRIBUTOR's obligation to market, sell, and provide services for "Product" and "Pre-Commercial Units," both of which are defined in the Original Agreement;

     WHEREAS, GEFCS and other General Electric Company affiliates have entered into various agreements with PP related to the Original Agreement, including, without limitation, the letter agreement from GE Power Systems to PP dated February 3, 1999, the Agreement between PP, GE On-Site Power, Inc., and GEFCS dated August 27, 1999 ("August 27 Agreement"), and amendments to the Original Agreement between PP and GEFCS dated July 31, 2000 ("July 31 Amendment"), and March 27, 2001 the ("March 27 Amendment"); and

     WHEREAS, DISTRIBUTOR and SUPPLIER now desire to enter into a new Distributor Agreement ("Agreement") that reflects PP's and GEFCS's current understanding with respect to, among other matters, GEFCS's distribution rights and obligations, PP's supply obligations, the manner in which prices for Product (hereinafter defined) supplied to GEFCS are to be established, the Parties' ability to terminate this Agreement and the rights of DISTRIBUTOR and SUPPLIER upon termination of this Agreement;

     WHEREAS, DISTRIBUTOR and SUPPLIER intend this Agreement to replace and supercede, except to the extent provided herein and except to the extent either party may have liability to the other resulting from conduct, or its consequences, undertaken in good faith, relying on the provisions of those agreements during the periods of their effectiveness, the Original Agreement, the July 31 Amendment and the March 27 Amendment;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                           ARTICLE I - DEFINITIONS

     1.1   Affiliate. The term "Affiliate" when used herein shall mean, with
           ---------
respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person, except that an Affiliate of SUPPLIER shall only include any Person directly or indirectly controlled by SUPPLIER. As used herein, control shall mean the ownership, either directly or by attribution, of more than 50% of the combined voting rights attributable to the equity interests of a Person or the ability, either direct or indirect, to control the composition of the majority of the Board of Directors or comparable management body of a Person.

     1.2   Agreement. The term "Agreement" when used herein shall mean this
           ---------
document and any annex, exhibit, attachment, schedule, addendum, or modification hereto, unless the context otherwise indicates.

     1.3   Business Plan. The term "Business Plan" shall mean SUPPLIER's
           -------------
Business Plan, as duly adopted and ratified by SUPPLIER.

     1.4   Commercial Period. The term "Commercial Period" shall be defined as
           -----------------
follows. In the event that (i) one or more Products meets the specifications as outlined in the MGPP, (ii) a "Launch Readiness Demonstration Test" (as such term is defined in the NPD) has been successfully completed with respect to such Product(s), and (iii) the prices to be charged to DISTRIBUTOR for such Product(s) have been established in accordance with Section 3.3 hereof, then SUPPLIER shall deliver a notice to DISTRIBUTOR regarding such developments. Unless DISTRIBUTOR delivers an objection disputing the information in such notice within 15 days of its receipt thereof, the "Commercial Period" with respect to such Product or Products shall be deemed to have commenced on the date that DISTRIBUTOR received such notice.

     1.5   Confidential Information. The term "Confidential Information" when
           ------------------------
used herein shall have the meaning ascribed in Section 7.1 hereof. 1.6 Customer. The term "Customer(s)" when used herein shall mean any purchaser or potential purchaser of the Products or Services from DISTRIBUTOR, directly or indirectly through third parties.

     1.7   GE MicroGen. The term "GE MicroGen" or "GEMG" when used herein shall
           -----------
mean GE MicroGen, Inc., a corporation wholly-owned by General Electric Company.

     1.8   GEPS. The term "GEPS" when used herein shall mean the GE Power
           ----
Systems business of General Electric Company.

     1.9   MGPP. A high level, multi-generation product plan which is
           ----
incorporated as a part of the Business Plan and which includes a table delineating high-level product specification and cost of electricity targets, a schedule reflecting the calendarization of development and launch of products, and a product strategy statement that includes, for each product type, a description of the product's target customers, target applications and value proposition.

     1.10  NPD. SUPPLIER's New Product Delivery Process, as amended by SUPPLIER
           ---
from time to time.

     1.11  PEM Fuel Cell-Powered Generator Set. The term "PEM Fuel Cell-Powered
           -----------------------------------
Generator Set" when used herein shall mean a proton exchange membrane fuel cell stack, of any power output, with (in the case of a hydrocarbon fuel) or without (in the case of hydrogen fuel) a fuel processor, packaged with all of the ancillary components, systems, electronics, batteries, controls, protective relaying (e.g., over/under current, transfer switch), and enclosure(s) required to be ready for indoor or outdoor installation and operation for stand-alone or grid-interconnected stationary power applications.

     1.12  Person. The term "Person" when used herein shall mean an individual,
           ------
a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     1.13  Product Quality and Safety Assurance Program. The term "Product
           --------------------------------------------
Quality and Safety Assurance Program" when used herein shall have the meaning ascribed in Section 6.9 of this Agreement.

     1.14  Products. The term "Products" when used herein shall have the
           --------
meaning described in Schedule A-1, attached hereto.
                     ------------

     1.15  Services. The term "Services" when used herein shall mean those
           --------
services listed on Schedule A-2 of this Agreement, attached hereto.
                   ------------

     1.16  Term. The term "Term" when used herein shall mean the term of this
           ----
Agreement as defined pursuant to Section 4.1, including all extensions and renewals thereof.

     1.17  Territory. The term "Territory" when used herein shall mean every
           ---------
country, province, territory or other principality in the world, except the States of Michigan, Indiana, Ohio, and Illinois while Edison Development Corporation has exclusive rights to market and sell products similar to Products and provide services similar to Services therein. In the event that Edison Development Corporation ("EDC") shall cease to have exclusive rights to market and sell similar products and provide similar services in the States of Michigan, Indiana, Ohio and Illinois in the United States of America (the "EDC Territory"), this definition of "Territory" shall be expanded to include the EDC Territory and DISTRIBUTOR shall have the rights to market and sell Products and provide Services in the EDC Territory on a non-exclusive basis.

                   ARTICLE II -- APPOINTMENT AND SCOPE

     2.1   Appointment. Subject to the terms and conditions and for the Term of
           -----------
this Agreement, SUPPLIER hereby appoints DISTRIBUTOR, and DISTRIBUTOR accepts such appointment, as SUPPLIER's distributor in the Territory to exclusively market, distribute, sell, lease, and finance (collectively referred to herein as "Sell" or "Sale") Products and the output of Products (e.g., capacity, energy, heat) to Customers for their own use or resale, and to exclusively provide Services to Customers.

     2.2   SUPPLIER's Non-Compete. During the term of this Agreement and except
           ----------------------
as otherwise provided herein, SUPPLIER and its Affiliates shall not, directly or indirectly, Sell Products or PEM Fuel Cell-Powered Generator Sets, components, replacement parts, upgrades, accessories, or improvements that compete with Products, Sell the output of PEM Fuel Cell-Powered Generator Sets that compete with the Products, or provide Services to Customers in the Territory, except that (i) SUPPLIER may, for the sole purpose of Product testing and research and development, deal directly with and provide Product and Services to governmental entities (e.g., State of New York, NYSERDA, U.S. Department of Energy), (ii) SUPPLIER may, for the sole purpose of Product testing and research and development, deal directly with, sell Product to, and provide Services to, quasi-public entities (e.g., Long Island Power Authority, Los Angeles Department of Water and Power) provided that SUPPLIER and DISTRIBUTOR mutually agree to allow SUPPLIER to enter into such transactions and SUPPLIER and DISTRIBUTOR agree on appropriate compensation to GE MicroGen or its Affiliate, and (iii) if the Parties mutually agree that a specific market opportunity (e.g., applications, geographic market) may be better served by a distributor (including SUPPLIER) other than DISTRIBUTOR, the Parties will negotiate in good faith to determine the compensation that should be paid to GE MicroGen or its Affiliate for DISTRIBUTOR forgoing its exclusive distribution rights to that opportunity.

     2.3   DISTRIBUTOR's Non-Compete. During the term of this Agreement and
           -------------------------
except as otherwise provided herein, DISTRIBUTOR will (i) utilize SUPPLIER as its sole supplier of PEM Fuel Cell-Powered Generator Sets, components, replacement parts, upgrades, accessories, and improvements therefor, and (ii) will not, directly or indirectly, Sell PEM Fuel Cell-Powered Generator Sets manufactured by or on behalf of any Person other than Supplier, nor the output thereof, nor any components, replacement parts, upgrades, accessories or improvements therefor.

     2.4   Third Parties. DISTRIBUTOR may appoint or contract with third
           -------------
parties (e.g., agents, distributors, sub-distributors) in connection with the Sale of Products, and the provision of Services, so long as any compensation to such third parties shall be the sole responsibility of DISTRIBUTOR. DISTRIBUTOR will use reasonable efforts to consult with SUPPLIER regarding any such appointments or contracts prior to entering into such appointments or contracts.

     2.5   Independent Contractor Status. DISTRIBUTOR is an independent
           -----------------------------
purchaser and seller of the Products. Nothing contained in this Agreement shall be construed to constitute DISTRIBUTOR as a partner, employee, agent or joint venturer of SUPPLIER, nor shall DISTRIBUTOR and SUPPLIER have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible for its own actions. Each party shall be responsible for all of its own expenses and employees, except as provided otherwise in this Agreement.

     2.6   Provision of Services. To the extent SUPPLIER is engaged in
           ---------------------
providing any Services, SUPPLIER hereby agrees to make available such Services requested by DISTRIBUTOR, in accordance with the provisions set forth in this Agreement, including Section 3.3 hereof. SUPPLIER hereby agrees that DISTRIBUTOR shall be the sole provider of Services to DISTRIBUTOR's Customers with respect to the Products and that DISTRIBUTOR may utilize any service provider to provide such Services.

     2.7   Resale of Products by DISTRIBUTOR or Customer. Other than as
           ---------------------------------------------
expressly set forth in this Agreement, the DISTRIBUTOR and its Customers shall not have any restrictions, in any manner, with respect to the resale of any Product acquired pursuant to this Agreement, including restrictions as to the price at which they elect to resell any such Product.

     2.8   Modifications to MGPP.
           ---------------------

              (a) DISTRIBUTOR and SUPPLIER have agreed to the MGPP dated August ____ , 2001. Subsequent to the date of this Agreement, DISTRIBUTOR and SUPPLIER shall review the MGPP from time to time as necessary but no less often than every 6 months, and, in the context of such reviews, DISTRIBUTOR and SUPPLIER may consider modifications to the MGPP. Modifications may be made to the MGPP by mutual agreement of DISTRIBUTOR and SUPPLIER and shall result in a new MGPP effective the date of its modification.

              (b) If at any time after the date of this Agreement, either Party determines that there has occurred a significant deviation from the MGPP when considered in its entirety, then such Party has the right to require that the Parties promptly meet in good faith to discuss the deviation and consider potential remedies therefor and/or any necessary modifications to the MGPP.

     2.9   Observance of the Territory.
           ---------------------------

           (a) Company shall include in any other agreements with distributors of the Products a provision for the benefit of DISTRIBUTOR that any such distributor shall not sell or deliver Products to any other party outside of the Territory if such distributor has knowledge that the Products to be sold or delivered are to be sold or distributed by or through another party in the Territory.

           (b) DISTRIBUTOR shall not sell or deliver Products to any other party in the Territory if DISTRIBUTOR has knowledge that the Products to be sold or delivered are to be sold or distributed by or through another party outside of the Territory.

         ARTICLE III -- TERMS AND CONDITIONS OF SALE OF THE PRODUCTS

     3.1   Product Purchase Orders; Terms and Conditions. The terms and
           ---------------------------------------------
conditions for all Product orders shall be subject to all of the provisions set forth in this Article III and in Schedules B and C, attached hereto.

     3.2   Service Orders; Terms and Conditions. The terms and conditions for
           ------------------------------------
all orders for the provision of Services shall be subject to all the provisions set forth in this Article III, in Schedule B, and as otherwise negotiated between the parties.

     3.3   Prices; Products and Services.
           -----------------------------

              (a) The prices charged to DISTRIBUTOR for all Products purchased hereunder shall be as established pursuant to Schedule C, attached hereto. With
                                              ----------
respect to each Product and during the Term, unless and until the price for such Product is established pursuant to Schedule C, SUPPLIER and DISTRIBUTOR
                                        ----------
shall each be prohibited from Selling such Product, except pursuant to Section
2.2 hereof.

              (b) The prices charged to DISTRIBUTOR for all Services ordered hereunder shall be the lower of (i) the prices charged by SUPPLIER to any other person or entity for the same such Services in similar quantities during the four months preceding an order, or (ii) SUPPLIER's actual, fully loaded cost to provide such Services; provided, however, in the event
                       -----------------
that any Services are included in the price of a Product or are not charged for, a reasonable price allocation shall be made with respect to such Services for purposes of this pricing formula.

              (c) All prices for the Products and Services shall be expressed in United States Dollars. All payments for Products and Services shall be made in United States Dollars.

                    ARTICLE IV -- TERM AND TERMINATION

     4.1   Term. Except as otherwise provided in this Agreement, the term of
           ----
this Agreement began on February 2, 1999 upon the execution of the Original Agreement and shall continue until December 31, 2014. On or before June 30, 2013, SUPPLIER or DISTRIBUTOR may give notice, in writing, that it will terminate the Agreement on December 31, 2014; otherwise, the Agreement will be automatically renewed for an additional year (e.g., through December 31, 2015). Automatic renewals will occur annually thereafter unless either SUPPLIER or DISTRIBUTOR provides notice, in writing, no less than 180 days prior to the termination date, of its decision to terminate the Agreement at the end of the term.

     4.2   Termination for Cause. This Agreement shall terminate immediately in
           ---------------------
the event that DISTRIBUTOR is dissolved or the Limited Liability Company Agreement under which DISTRIBUTOR is governed terminates, whichever occurs first. This Agreement may be terminated by a Party hereto prior to expiration of the Term by furnishing prior written notice to the other Party, as follows:

              (a) Termination by SUPPLIER if (i) DISTRIBUTOR does not achieve an annual total dollar value of purchases from SUPPLIER sufficient to make DISTRIBUTOR one of the three largest (based on revenues) wholesalers of PEM Fuel Cell-Powered Generator Sets comparable to the Products (e.g., based on output, cost of energy, fuel type, application) in the Territory, and (ii) SUPPLIER has met all of its obligations as set forth in the Agreement; provided, that no such termination shall be effective unless DISTRIBUTOR shall
--------
fail to remedy any such nonperformance within 120 days after receiving written demand therefor.

              (b) Termination by DISTRIBUTOR if (i) after the conclusion of the process described in Section 2.8(b) hereof, a mutually agreeable remedy and/or modification to the MGPP has not been agreed to by the Parties, and DISTRIBUTOR determines, in its good faith judgment, that there has been a material deviation from the MGPP when considered in its entirety, or (ii) SUPPLIER fails to provide DISTRIBUTOR with Products which are, in the reasonable judgment of GEMG, materially competitive with alternative PEM Fuel Cell-Powered Generator Sets on the basis of cost of energy, output, fuel flexibility, combined heat and power capability, first cost, lifecycle cost, reliability, emissions and application, when viewed in the aggregate, provided that no such termination
                                           --------
shall be effective unless SUPPLIER shall fail to remedy any such nonperformance within 120 days after receiving written demand therefor.

              (c) Termination by a Party, in the event (i) the other Party should fail to perform any of its material obligations hereunder and such failure results in a material adverse effect to the terminating Party, (ii) the terminating Party provides written notice of such nonperformance to the other Party, and (iii) such other Party shall fail to remedy any such nonperformance within 120 days after receiving written demand therefor.

              (d) Termination by a Party, if the other Party should become a subject of any voluntary or involuntary bankruptcy, settlement, receivership, reorganization or other insolvency proceedings, unless such proceedings are terminated within one month from their formal opening.

              (e) Termination by a Party, if the other Party should attempt to sell, assign (in violation of this Agreement), delegate or transfer any of its rights and obligations under this Agreement without having obtained the other Party's prior written consent thereto.

     4.3   Rights of Parties on Termination or Expiration. The following
           ----------------------------------------------
provisions shall apply on the termination or expiration of this Agreement (the date of termination or expiration being the "Termination Date"):

              (a) DISTRIBUTOR shall cease all purchases from SUPPLIER and shall return to SUPPLIER and immediately cease all use of Confidential Information previously furnished by SUPPLIER and then in DISTRIBUTOR's possession; provided, however, notwithstanding the foregoing, (i) SUPPLIER shall fulfill any and all orders for Products or Services firmly committed to by DISTRIBUTOR, in accordance with Schedule D, and (ii) DISTRIBUTOR shall have the right to
                   ----------
continue to use such Confidential Information in connection with such orders. SUPPLIER shall return to DISTRIBUTOR and immediately cease all use of any Confidential Information previously furnished by DISTRIBUTOR, except as needed to fulfill orders for Products or Services firmly committed to by DISTRIBUTOR, in accordance with Schedule D.
                   ----------

              (b) Except as otherwise provided herein, all rights granted to DISTRIBUTOR under or pursuant to this Agreement shall cease, and where appropriate, revert to SUPPLIER; similarly, all rights granted to SUPPLIER under or pursuant to this Agreement shall cease, and where appropriate, revert to DISTRIBUTOR.

              (c) The provisions of this Agreement that are expressed to survive this Agreement or to apply notwithstanding termination or expiration hereof shall be followed by the Parties hereto.

              (d) Termination or expiration of this Agreement shall not prejudice or otherwise affect the rights or liabilities of the Parties with respect to the Products or Services theretofore sold or rendered hereunder, or any indebtedness then owing by either Party to the other; nor shall termination or expiration relieve the Parties of any obligations imposed by the provisions of this Agreement which are expressed to survive the termination or expiration of this Agreement or any liability for damages resulting from breach of such provisions.

                   ARTICLE V -- OBLIGATIONS OF DISTRIBUTOR

     5.1   Sales and Promotion; Services; Facilities, Personnel and Advertising.
           --------------------------------------------------------------------
DISTRIBUTOR shall (a) use best efforts to Sell Products and provide Services within the Territory; and (b) maintain, at its own expense, such office space and facilities, and hire and train such personnel as DISTRIBUTOR may deem necessary to carry out its obligations under this Agreement.

     5.2   Purchase Forecast. After the commencement of the Commercial Period
           -----------------
with respect to such Product or Products, DISTRIBUTOR shall provide SUPPLIER with a 12-month rolling forecast of monthly purchases in accordance with Schedule D.
----------

     5.3   Expenses. Except as otherwise provided in this Agreement,
           --------
DISTRIBUTOR shall bear all expenses associated with DISTRIBUTOR's Sale of Products and provision of Services under this Agreement.

     5.4   DISTRIBUTOR Intelligence. DISTRIBUTOR shall make intelligence (e.g.,
           ------------------------
Product applications, customer demand) related to the sale and use of Products available to SUPPLIER.

     5.5   ECAT Units. DISTRIBUTOR will make reasonable efforts to have its
           ----------
Customers for Early Customer Acceptance Test ("ECAT") units perform certain testing as prescribed by SUPPLIER, provide SUPPLIER with all data generated by such testing, and provide SUPPLIER with reasonable on-site access to the ECAT units.

     5.6   Assistance. DISTRIBUTOR shall, if required by SUPPLIER, provide
           ----------
SUPPLIER with reasonable access to and assistance of its sales and marketing personnel. Such assistance shall be without charge to SUPPLIER except as may be otherwise mutually agreed.

     5.7   Regulatory Approvals. In conjunction with SUPPLIER's obligations in
           --------------------
Section 6.6, DISTRIBUTOR shall be responsible for the administration and field work necessary to obtain any regulatory approvals for DISTRIBUTOR to conduct its operations in the Territory. DISTRIBUTOR shall provide assistance to SUPPLIER in order to assist SUPPLIER in complying with registration requirements in the Territory, obtain such other approvals from governmental authorities of the Territory as may be necessary to comply with any and all governmental laws, regulations, and orders that may be applicable to DISTRIBUTOR by reason of the execution of this Agreement, and assist SUPPLIER in taking those actions necessary for DISTRIBUTOR to be registered as SUPPLIER's independent distributor with any governmental authority. Without limiting the foregoing, DISTRIBUTOR shall furnish SUPPLIER with such documentation as SUPPLIER may request to confirm DISTRIBUTOR's compliance with this Section, and DISTRIBUTOR agrees that it shall not engage in any course of conduct that would cause SUPPLIER to be in violation of the laws of any jurisdiction within the Territory. DISTRIBUTOR shall comply fully with, and shall be solely responsible for, all safety standards, health code requirements and regulations, specifications, and other requirements imposed by law, regulation, or order in the Territory and applicable to the Sale of the Products, and to the provision of Services provided by DISTRIBUTOR.

                   ARTICLE VI -- OBLIGATIONS OF SUPPLIER

     6.1   Sales Support. SUPPLIER shall, at its expense, provide DISTRIBUTOR
           -------------
with reasonable amounts of technical materials (e.g., drawings, schematics, installation manuals, operating procedures, available marketing materials, field test results, training materials) and available information regarding Product applications and customer demand pertaining to the

Products, as requested by DISTRIBUTOR from time to time. All such information and materials will be furnished in the English language.

     6.2   Training. SUPPLIER shall develop Product training
           --------
programs and materials, provide such training programs and materials to DISTRIBUTOR and its Customers (e.g. sub-distributors), and qualify DISTRIBUTOR's Services personnel to conduct such training, on SUPPLIER's behalf, for DISTRIBUTOR's and its Customers' field personnel (i.e., SUPPLIER will offer "train-the-trainer" programs). SUPPLIER will conduct training for DISTRIBUTOR's Customers for the first 500 of each Product type, as outlined in the MGPP (e.g. SU1, SU2, SU3) purchased by DISTRIBUTOR hereunder.

     6.3   Notification of Changes. SUPPLIER shall notify DISTRIBUTOR of any
           -----------------------
material changes in, or affecting, the Products, including changes to projected delivery dates, regulatory approvals, performance, and SUPPLIER's Product costs, that may reasonably be expected to affect the business of DISTRIBUTOR; provided, that no such notification shall relieve SUPPLIER of any of its obligations hereunder.

     6.4   Assistance. SUPPLIER shall, if required by DISTRIBUTOR, provide
           ----------
DISTRIBUTOR with reasonable access to and assistance of its technical support personnel (e.g., to enable DISTRIBUTOR to respond to Customer and Service provider technical questions). Such assistance shall be without charge to DISTRIBUTOR except as may be otherwise mutually agreed.

     6.5   Insurance. SUPPLIER shall maintain in effect at all times product
           ---------
liability insurance with policy limits as described in Schedule E attached
                                                       ----------
hereto, as such exhibit may be revised from time to time upon the mutual agreement of SUPPLIER and DISTRIBUTOR, and DISTRIBUTOR shall be named as an additional insured to each such policy.

     6.6   Third Party Inquiries. If SUPPLIER is contacted, or has been
           ---------------------
contacted, by third parties concerning purchase of the Products by Customers in the Territory, SUPPLIER will refer such persons to DISTRIBUTOR, provided that SUPPLIER has not named any additional distributors to the relevant market area in accordance with this Agreement.

     6.7   Governmental Approvals; Compliance. SUPPLIER shall comply with all
           ----------------------------------
registration requirements in the Territory that are applicable to SUPPLIER, obtain such other approvals from governmental authorities of the Territory as may be necessary to comply with any and all governmental laws, regulations, and orders that may be applicable to SUPPLIER by reason of the execution of this Agreement, and take those actions necessary for DISTRIBUTOR to be registered as SUPPLIER's independent distributor with any governmental authority. At DISTRIBUTOR's request, SUPPLIER shall perform all tests for all certifications (regulatory or otherwise) required to certify use of the Products sold by DISTRIBUTOR for stand-alone and/or grid-interconnected stationary power applications. Without limiting the foregoing, SUPPLIER shall furnish DISTRIBUTOR with such documentation as DISTRIBUTOR may request to confirm SUPPLIER's compliance with this Section, and SUPPLIER agrees that it shall not engage in any course of conduct that would cause DISTRIBUTOR to be in violation of the laws of any jurisdiction within the Territory. To the extent compliance with this Section 6.7 requires SUPPLIER to incur cost specific to a particular market within the Territory, SUPPLIER will incur such cost only if the Parties mutually agree that it is commercially reasonable to do so. Such determination for any Product shall be made by the end of NPD Phase 3.0.

     6.8   Production Capability; Minimum Volume. SUPPLIER will use best
           -------------------------------------
efforts to maintain a minimum annual Product supply necessary to fill all of DISTRIBUTOR'S firm purchase orders in a commercially reasonable delivery period.

     6.9   Legal Standards. SUPPLIER shall comply fully with, and shall be
           ---------------
solely responsible for, all safety standards, health code requirements and regulations, specifications, and other requirements imposed by law, regulation, or order in the Territory, that are applicable to the design, manufacturing, and testing of the Products and the provision of Services by SUPPLIER. SUPPLIER shall establish and maintain a program, to the mutual satisfaction of SUPPLIER and DISTRIBUTOR, in order to create ongoing product design, manufacturing, testing, inspection, and other safety and quality-related processes that are adequate to assure the safety and reliability of SUPPLIER's Products (the "Product Quality and Safety Assurance Program").

     6.10  Replacement Parts. SUPPLIER shall sell replacement parts to
           -----------------
DISTRIBUTOR for those prices established pursuant to Schedule C, attached
                                                     ----------
hereto. SUPPLIER shall maintain a reasonable supply of replacement parts for the Products throughout the design life of the Products, as set forth in SUPPLIER's Product specifications.

      ARTICLE VII -- CONFIDENTIAL INFORMATION AND PROPRIETARY RIGHTS

     7.1   Confidentiality. SUPPLIER and DISTRIBUTOR agree to follow the
           ---------------
following requirements regarding confidentiality:

              (a) Each Party hereto expects to furnish to the other Party certain confidential information which will constitute trade secrets or other proprietary business or technical information belonging to the disclosing Party (including, but not limited to, components, processes, financial information, drawings, specifications and other data, whether in written, printed, oral or other form) and will be marked "Confidential" or "Proprietary" (such information is hereinafter referred to as "Confidential Information") at the time it is disclosed. Oral information which is confidential or proprietary shall be reduced to writing by the disclosing Party within ten (10) working days after disclosure, which writing shall specifically reference the date of disclosure and otherwise conform to the requirements of this paragraph. Any information which is disclosed in any other manner shall be deemed to be non-confidential. The receiving Party shall not disclose Confidential Information to anyone except its employees who have a need to know such Confidential Information in order to perform their work and shall inform such individuals of the confidential nature of the Confidential Information. Subject to the provisions of subsection (b) below, the receiving Party shall use the Confidential Information only for the purpose of such work and shall use efforts to protect the confidentiality of such Confidential Information commensurate with those which it employs for the protection of its own confidential information, but it shall not be liable for unauthorized revelations of such Confidential Information which occur in spite of such efforts.

              (b) Notwithstanding the provisions of subsection (a) above, (i) the receiving Party shall not be subject to any restriction hereunder with respect to any part of such Confidential Information which appears in issued patents or publications, which is known or becomes generally known to the relevant public through no fault of the receiving Party, which is independently generated by the receiving Party without use of the Confidential Information, which is furnished to others by the disclosing Party without restriction on disclosure, which was or becomes known to the receiving Party through other sources free of any confidentiality restriction, which must be disclosed by requirements of law or valid legal or regulatory process, in which case the Party intending to make such disclosure shall notify the Party which designated the material as confidential in advance of any such disclosure and reasonably cooperate with any attempt to maintain the confidentiality of such materials; and (ii) any and all restrictions with respect to Confidential Information provided hereunder will expire three (3) years after the date that such Confidential Information is first disclosed to the receiving Party.

              (c) When one Party no longer desires to use the Confidential Information of the other Party, it shall return to the other Party any such Confidential Information and shall destroy all copies of such Confidential Information with the exception of one copy which may be retained exclusively for the purpose of documenting the disclosures made hereunder.

              (d) The receiving Party will restrict access to any Confidential Information made available or disclosed by the disclosing Party to the receiving Party hereunder only to those employees of the receiving Party with a need to know such information in performance of their jobs with the receiving Party.

     7.2   SUPPLIER's Trademark. All of the Products sold by DISTRIBUTOR shall
           --------------------
bear one or more of SUPPLIER's trademarks, copies of which are set forth on Schedule F, attached hereto. Such trademarks shall be affixed to the Products
----------
by SUPPLIER, in a manner to be mutually determined, with the understanding that SUPPLIER's trademarks will be readily visible, but less prominent than DISTRIBUTOR's trademarks. All resulting use of SUPPLIER's trademarks shall inure solely to the benefit of SUPPLIER. DISTRIBUTOR shall not directly or indirectly use SUPPLIER's trademarks (or part thereof), or any mark or name confusingly similar thereto, as part of its corporate or business name, except that (a) DISTRIBUTOR shall co-brand (i.e., affixing DISTRIBUTOR's Trademark (defined below), a copy of which is also set forth on Schedule F, to a Product
                                                      ----------
that also bears the trademark of SUPPLIER) each of the Products with its own trademark or otherwise identify itself as an "authorized distributor" of SUPPLIER and (b) DISTRIBUTOR shall use SUPPLIER's trademarks relating to the Products for display, promotional, or advertising purposes in connection with solicitation of orders for Products from Customers in the Territory and in any other manner approved by SUPPLIER in writing. In addition, DISTRIBUTOR shall not register or attempt to register any of SUPPLIER's trademarks or any mark or name closely resembling them, unless requested to do so by SUPPLIER in writing.

     SUPPLIER represents and warrants to DISTRIBUTOR that (a) SUPPLIER's trademarks pertaining to the Products are subject to and protected by United States trademark law, applications for registration of trademarks pertaining to the Products have been filed in the United States, and similar applications will be filed by SUPPLIER in other countries of the

Territory designated by DISTRIBUTOR; provided that in the event that SUPPLIER does not agree to file any such application in any country or other jurisdiction in the Territory, DISTRIBUTOR shall, in SUPPLIER's sole discretion, (i) sell the Products in such country or other jurisdiction without SUPPLIER's trademark affixed, (ii) sell the Products in such country or other jurisdiction with a different SUPPLIER trademark affixed (in which event, all of SUPPLIER's representations, warranties, covenants, and indemnities herein shall apply to such substitute trademark and the use thereof), or (iii) continue to sell the Products in such country or other jurisdiction with SUPPLIER's trademark affixed (in which event, SUPPLIER shall indemnify DISTRIBUTOR against any and all damages resulting from such sale in accordance with Sections 7.5 and 8.1(f); (b) to SUPPLIER's knowledge, the trademarks set forth on Schedule F are owned by SUPPLIER; (c) to SUPPLIER's knowledge,
         ----------
SUPPLIER owns free and clear of any mortgage, security interest, financing statement, royalty obligation, lien, encumbrance, charge, option, equity or restriction, all right, title and interest in and to the trademarks set forth on Schedule F and all patents that it owns or uses in connection with the
   ----------
Products as of February 3, 1999 and as of the date hereof (except for a patent royalty obligation to the Los Alamos National Laboratory); and (d) to SUPPLIER's knowledge, none of such trademarks or patents infringes any existing intellectual property right of any third party and there are no trademarks or trademark applications included in such intellectual property rights which are invalid or unenforceable.

     7.3   Intellectual Property. Each Party's patents, trademarks, trade
           ---------------------
names, inventions, copyrights, know-how, trade secrets, licensed rights or other intellectual property rights ("Intellectual Property") in existence as of February 3, 1999 and in existence as of the date hereof, or, in either case, thereafter lawfully acquired or developed by such Party shall not be deemed to be transferred to any other party by virtue of this Agreement. DISTRIBUTOR shall not have the right pursuant to this Agreement to manufacture, duplicate, or otherwise copy or reproduce any of the Products, or any parts thereof. The use by either Party of any Intellectual Property of the other Party is authorized only for the purposes herein set forth; and upon termination of this Agreement for any reason, such authorization shall cease. Notwithstanding the foregoing provisions of this Section 7.3, DISTRIBUTOR hereby grants to SUPPLIER a perpetual non-exclusive, non-transferable, irrevocable, royalty-free, fully paid up license to use Product information regarding market size, demographics, demand, segmentation, design parameters sought by the market, and contact information (names, addresses, telephone numbers) for customers, resellers, service providers, code bodies, and similar information acquired or developed by DISTRIBUTOR under this Agreement.

     7.4   DISTRIBUTOR's Trademark. At the election of DISTRIBUTOR, SUPPLIER
           -----------------------
shall (a) identify DISTRIBUTOR as an "authorized distributor" of SUPPLIER, (b) affix to the Products the General Electric Company trademark licensed to DISTRIBUTOR ("DISTRIBUTOR's Trademark") as directed by DISTRIBUTOR for the purpose of co-branding Products sold by DISTRIBUTOR (i.e., affixing DISTRIBUTOR's Trademark to a Product that also bears the trademark of SUPPLIER), and (c) permit DISTRIBUTOR's Sale of co-branded Products. In the event that DISTRIBUTOR elects not to have SUPPLIER affix DISTRIBUTOR's Trademark to the Products, DISTRIBUTOR will affix DISTRIBUTOR's Trademark to the Products. DISTRIBUTOR shall use DISTRIBUTOR's Trademarks for display, promotional, or advertising purposes in connection with solicitation of orders for Products from Customers in the Territory. The only Products that may bear DISTRIBUTOR's Trademark are those that are sold by DISTRIBUTOR. SUPPLIER acknowledges that it is not authorized to use DISTRIBUTOR's Trademark for any purpose unless expressly permitted in writing to do so by DISTRIBUTOR. All resulting use of DISTRIBUTOR's Trademark shall inure solely to the benefit of General Electric Company.

     DISTRIBUTOR represents and warrants to SUPPLIER that (a) DISTRIBUTOR's Trademark is subject to and protected by United States trademark law; (b) to DISTRIBUTOR's knowledge, DISTRIBUTOR's Trademark is owned by General Electric Company, and DISTRIBUTOR has a valid license to use DISTRIBUTOR's Trademark;
(c) to DISTRIBUTOR's knowledge, General Electric Company owns free and clear of any mortgage, security interest, financing statement, royalty obligation, lien, encumbrance, charge, option, equity or restriction, all right, title and interest in and to DISTRIBUTOR's Trademark set forth on Schedule F; and (d) to
                                                        ----------
DISTRIBUTOR's knowledge, DISTRIBUTOR's Trademark does not infringe on any existing intellectual property right of any third party and is not invalid or unenforceable.

     7.5   Protection of Intellectual Property. In addition to any obligation
           -----------------------------------
SUPPLIER may have under Article VIII hereof, SUPPLIER shall take all actions reasonably necessary to enforce and protect its trademarks, patents, and Intellectual Property Rights relating to the Products. Without limiting the generality of the foregoing, SUPPLIER shall defend and indemnify DISTRIBUTOR against any suit, claim, or proceeding brought against DISTRIBUTOR that is based on a claim that any trademark owned or used by SUPPLIER directly in connection with any Product, or any part thereof (except for DISTRIBUTOR's Trademark, as such trademark was affixed to such Product, or part thereof, in accordance with Section 7.2), infringes any intellectual property right of any third party in any country or other jurisdiction in the Territory, if notified promptly in writing and given authority, information, and assistance (at SUPPLIER's expense) for the defense of same, and provided that such infringement did not arise as a result of DISTRIBUTOR's unauthorized use of such trademark. SUPPLIER shall pay all damages and costs awarded with respect to any suit, claim, or proceeding for which SUPPLIER is required to provide indemnification pursuant to this Section 7.5. Without limiting the generality of the foregoing, SUPPLIER shall defend and indemnify DISTRIBUTOR against any suit, claim or proceeding brought against DISTRIBUTOR that is based on a claim that any Product, or any part thereof, furnished under this Agreement, as well as any device or process necessarily resulting from the use thereof, constitutes an infringement of any patent of the United States (or any other country or other jurisdiction in the Territory), if notified promptly in writing and given authority, information, and assistance (at SUPPLIER's expense) for the defense of same, and provided that such infringement did not arise as a result of (a) DISTRIBUTOR's developments, misuse, or modifications that were not approved by SUPPLIER, or (b) DISTRIBUTOR's combination, operation, or use with devices, data, equipment, systems, programs, or products not furnished by SUPPLIER, contemplated by the MGPP or approved by SUPPLIER, SUPPLIER shall pay all damages and costs awarded with respect to any suit, claim, or proceeding for which SUPPLIER is required to provide indemnification pursuant to this Section 7.5. In the event a claim is made or appears likely to be made that any Product, or any part thereof, furnished under this Agreement, as well as any device or process necessarily resulting from the use thereof, infringes upon a third party's patent, SUPPLIER shall, at its own expense and at its option, and in addition to all other rights or remedies which the DISTRIBUTOR may have pursuant to this Agreement, (a) procure for DISTRIBUTOR the right to continue using said Product, part, device, or process;

(b) replace same with a non-infringing equivalent; or (c) remove said Product, part, device, or process and refund the purchase price and the transportation and installation costs thereof.

                       ARTICLE VIII -- INDEMNIFICATION

     8.1   SUPPLIER's Indemnification of DISTRIBUTOR. SUPPLIER agrees to
           -----------------------------------------
indemnify, defend and hold the DISTRIBUTOR, its officers, directors, employees, successors, and permitted assigns harmless against all third party claims, losses, costs, liabilities, judgments, damages, or expenses of whatever form or nature, including attorneys' fees and other costs of legal defense, whether direct or indirect, that they, or any of them, may sustain or incur as a result of any acts or omissions (except for acts or omissions caused by the acts or omissions of DISTRIBUTOR) of SUPPLIER or any of its directors, officers, employees, Affiliates, or agents, including, but not limited to, (a) material breach of any of the provisions of this Agreement; (b) negligence or other tortious conduct; (c) representations or warranties made by SUPPLIER herein;
(d) violation by SUPPLIER or any of its directors, officers, employees, agents, dealers, or subdistributors of any applicable law, regulation, or order of the United States of America or of other countries in the Territory or other applicable law; (e) competition by SUPPLIER or any of its Affiliates in the Territory; (f) trademark infringement claims brought against DISTRIBUTOR pertaining to DISTRIBUTOR's use of SUPPLIER's trademarks in accordance with
Section 7.5 hereof; or (g) patent infringement claims brought against DISTRIBUTOR in accordance with Section 7.5 hereof.

     8.2   DISTRIBUTOR's Indemnification of SUPPLIER. DISTRIBUTOR agrees to
           -----------------------------------------
indemnify, defend and hold the SUPPLIER, its officers, directors, employees, successors, and permitted assigns harmless against all third party claims, losses, costs, liabilities, judgments, damages, or expenses of whatever form or nature, including attorneys' fees and other costs of legal defense, whether direct or indirect, that they, or any of them, may sustain or incur as a result of any acts or omissions (except for acts or omissions caused by the acts or omissions of SUPPLIER) of the DISTRIBUTOR or any of its directors, officers, employees, Affiliates, or agents, including, but not limited to, (a) material breach of any of the provisions of this Agreement; (b) negligence or other tortious conduct; (c) representations or warranties made by DISTRIBUTOR herein;
(d) violation by DISTRIBUTOR or any of its directors, officers, employees or agents, agents, dealers, or sub-distributors of any applicable law, regulation, or order of the United States of America or of other countries in the Territory or other applicable law; (e) competition by DISTRIBUTOR in the Territory; or
(f) trademark infringement claims brought against SUPPLIER pertaining to DISTRIBUTOR's Trademark.

     8.3   Scope of Indemnity. The Parties' foregoing obligations to indemnify
           ------------------
each other shall include, but not be limited to, indemnification against all expenses, including reasonable attorneys' and paralegals' fees at trial, on appeal or otherwise, incurred in investigating and/or defending against any claims, actions or liabilities for which indemnification is provided herein. Each Party hereto agrees to defend the other Party hereto against any and all claims, actions, and liabilities for which indemnification is provided herein, whether such claims or actions are rightfully or wrongfully brought or filed. Each Party hereto further agrees to pay the amount of any compromise or settlement. No indemnifying Party shall be required to pay the indemnified Party any amount under this Article VIII unless and until the aggregate of such amounts payable to such indemnified Party shall reach $25,000, at which time the indemnifying party shall become responsible for all such amounts (including the initial $25,000); and the indemnification obligations of each Party hereunder shall be limited to $1,000,000; provided, that this sentence shall not apply to the indemnification obligations set forth in Section 8.1 (f) and (g) and Section 8.2 (f). The foregoing indemnification shall not in any manner limit a Party's legal remedies under applicable law against the other Party for breaches of this Agreement.

                       ARTICLE IX -  GENERAL PROVISIONS

     9.1   Disclosure. This Agreement may be discussed with, shown to, and
           ----------
filed with any government agency or official as determined to be appropriate by either Party, so long as the Party making such disclosure, filing or discussion of this Agreement provides the other Party with ten (10) days prior written notice of such proposed action.

     9.2   Waiver. Each Party agrees that the failure of the other Party at any
           ------
time to require performance of any of the provisions herein shall not operate as a waiver of the right of the other Party to request strict performance of the same or like provisions, or any other provisions hereof, at a later time.

     9.3   Expenses. Except as otherwise provided herein, each Party hereto
           --------
shall bear its own costs and expenses associated with the negotiation, preparation, delivery and performance of this Agreement.

     9.4   Notices and Consents. All notices or consents hereunder shall be in
           --------------------
the English language and shall be in writing and shall be deemed given (a) when delivered personally, (b) five (5) days after deposit, postage prepaid, if mailed by registered or certified mail, return receipt requested, or (c) upon transmission if transmitted by telex or facsimile (with an electronic confirmation thereof to the transmitter), to the parties at their respective addresses set forth in the preamble of this Agreement (or at such other address for a party as shall be specified by notice given hereunder):

    If to SUPPLIER :          PLUG POWER, INC.
                              968 Albany-Shaker Road
                              Latham, New York  12110
                              Attn: Mr. Roger Saillant

    If to DISTRIBUTOR:        GE FUEL CELL SYSTEMS, L.L.C.
                              1 River Road
                              Schenectady, New York  12345
                              Attn: Mr. Barry Glickman

     9.5   Severability of Provisions. Wherever possible, each provision of
           --------------------------
this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement shall be prohibited by applicable law, unenforceable in any jurisdiction or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition, unenforceability, or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, or affecting the validity or enforceability of such provision in any other jurisdiction.

     9.6   Survival. Sections 4.3 and Articles VII, VIII and IX of this
           --------
Agreement shall continue and survive the termination hereof.

     9.7   Language. The English language text, and American usage thereof,
           --------
shall govern and control the interpretation of this Agreement and all writings between the parties.

     9.8   Entire Agreement; Amendment. This Agreement (including the exhibits
           ---------------------------
hereto and all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties to this Agreement, as specified herein) constitutes the entire agreement and replaces and supercedes all prior agreements and understandings, oral and written, among the Parties hereto with respect to the subject matter hereof, except to the extent provided herein and except to the extent either Party may have liability to the other resulting from conduct, or its consequences, undertaken in good faith, relying on the provisions of the Original Agreement, the July 31 Amendment and the March 27 Amendment during the periods of their effectiveness. No course of prior dealings between the Parties and no usage of trade shall be relevant or admissible to supplement, explain or vary any of the terms of this Agreement. This Agreement may be amended only by written agreement executed by both of the Parties hereto. Time is of the essence of this Agreement and each of its provisions, and no extension of any time period shall be binding upon the Parties hereto unless expressly provided herein or in writing and signed by both of the Parties hereto.

     9.9   Governing Law. The validity, construction, interpretation and
           -------------
performance of this Agreement and all transactions under it shall be governed by the laws of the State of New York exclusively (except that if any choice of law provision under New York law would result in the application of the law of a state or jurisdiction other than New York, such provision shall not apply). The Parties hereto expressly agree and acknowledge that the United Nations Convention for the International Sale of Goods shall not apply to this Agreement.

     9.10  Miscellaneous. This Agreement may be executed in any number of
           -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties hereto shall execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements or other instruments as the other Party or its counsel may reasonably request from time to time for purposes of carrying out the transactions contemplated by this Agreement. The article and section headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement. The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neutered gender shall include the other gender. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement, shall refer to this Agreement as a whole, including all exhibits hereto, and not to any particular provision of this Agreement unless otherwise specified; all references herein to paragraphs, sections, schedules or exhibits shall refer to paragraphs or sections of this Agreement, or schedules or exhibits to this Agreement. The parties hereto acknowledge and agree that the recitals immediately following the preamble of this Agreement are true and correct and are incorporated herein as a part of this Agreement. This Agreement shall be binding upon the Parties hereto and their successors and permitted assigns and shall inure to the benefit of their successors and permitted assigns.

     9.11  Force Majeure. If the performance by either Party of any non-monetary
           -------------
obligation under this Agreement is delayed or prevented in whole or in part by any cause not reasonably within its control (including, without limitation, acts of God, war, civil disturbances, accidents, damage to its facilities, labor disputes, acts of any governmental body not attributable to such Party's failure to comply with this Agreement or failure or delay of third parties), it shall be excused, discharged, and released of performance to the extent such performance is so limited or prevented, without liability of any kind. Each Party shall use its reasonable efforts to minimize the duration and consequences of any failure of or delay in performance resulting from a "Force Majeure" event.

     9.12  Limitation of Liability. In no case will SUPPLIER or DISTRIBUTOR be
           -----------------------
liable to the other for special, incidental, or consequential damages, including, but not limited to, personal injury, property damage, loss of profit or revenues, or business interruption arising out of the manufacture, Sale, or supplying of the Products or Services.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            SUPPLIER:

                                            PLUG POWER, INC.

                                            By:_________________________________
                                                Roger Saillant, President & CEO

                                            DISTRIBUTOR:

                                            GE FUEL CELL SYSTEMS, L.L.C.

                                            By:_________________________________
                                                Barry Glickman, President

                                TABLE OF SCHEDULES
                                ------------------

                  Schedule A-1     -     Products
                  ------------

                  Schedule A-2     -     Services
                  ------------

                  Schedule B       -     Terms and Conditions of Purchase/Sale
                  ----------

                  Schedule C       -     Product Prices
                  ----------

                  Schedule D       -     DISTRIBUTOR's Purchase Forecast
                  ----------

                  Schedule E       -     SUPPLIER's Insurance
                  ----------

                  Schedule F       -     Trademark Registrations
                  ----------

                                  SCHEDULE A-1
                                  ------------

                             DEFINITION OF PRODUCTS

     The term "Products" (or "Product") shall mean the following items manufactured by or on behalf of SUPPLIER: Proton Exchange Membrane ("PEM") Fuel Cell-Powered Generator Sets, without changes or additions (other than standard installation materials - e.g., ducting, pipe, wire), and components (e.g., fuel processor, fuel cell stack, power electronics), replacement parts, upgrades, accessories (e.g., combined power and hot water packages), and improvements, of any power output, for use in any stationary power applications (e.g., base load power, peaking power, emergency back-up power, enhanced power quality, uninterruptible power, cogeneration, trailer-mounted units for temporary stationary power and/or rental power use for residential, commercial, industrial, and/or utility customers).

     "Products" includes commercial and pre-commercial (i.e., Early Customer Acceptance Test or "ECAT") versions of PEM Fuel Cell-Powered Generator Sets, components, replacement parts, upgrades, accessories, and improvements, manufactured by or on behalf of SUPPLIER.

     "Products" excludes the following, regardless of their manufacturer: PEM Fuel Cell-Powered Generator Sets and/or components designed for use in propulsion applications (e.g., a fuel cell-powered electric drive motor for automobile propulsion).

                                  SCHEDULE A-2
                                  ------------

                             DEFINITION OF SERVICES

     The term "Services" shall include the following activities associated with the Products:

          Installation

          Permitting

          Application Engineering

          Operation

          Routine Maintenance

          Unscheduled Maintenance

          Repair

          Overhaul (e.g., stack replacement)

          Upgrade Services

          Remote Monitoring, Diagnostics, and/or Control (i.e., dispatch)

          Service Provider, Operator, and Customer Training

          Customer Service

          Customer Support

          Extended Warranty (e.g., sale of, performance of)

          Long-Term Service Agreement (e.g., sale of, performance of)

          Replacement Parts (e.g., sale of, installation of)

                                   SCHEDULE B
                                   ----------

                      TERMS AND CONDITIONS OF PURCHASE/SALE

1. ACCEPTANCE OF TERMS AND CONDITIONS. (a) DISTRIBUTOR and SUPPLIER agree to be bound by and to comply with all the terms and conditions in and referred to in this Schedule B, as well as those appearing elsewhere in the Agreement
           ----------
(to which the section references contained herein apply), in any supplements hereto and in all specifications and other documents referred to herein. (b) An order by DISTRIBUTOR or the acceptance of an order by SUPPLIER does not constitute an acceptance by the DISTRIBUTOR or SUPPLIER of any offer to sell, any quotation, or any proposal, other than under the terms and conditions contained in this Agreement. ANY PURCHASE ORDER, ATTEMPTED ACKNOWLEDGMENT OF AN ORDER, OR ANY DOCUMENT CONNECTED THEREWITH, CONTAINING TERMS AND CONDITIONS INCONSISTENT WITH OR IN ADDITION TO THE TERMS AND CONDITIONS IN THIS SCHEDULE B
                                                                     ----------
IS NOT BINDING UPON DISTRIBUTOR OR SUPPLIER UNLESS SPECIFICALLY ACCEPTED BY DISTRIBUTOR AND SUPPLIER IN WRITING.

2. PRICES AND PAYMENTS. SUPPLIER's prices are as established pursuant to Schedule C and shall not be subject to change, except as provided in this
----------
Agreement and Schedule C. SUPPLIER's total price is FOB SUPPLIER's designated,
              ----------
continental U.S. manufacturing facility, unless otherwise agreed in writing by SUPPLIER and DISTRIBUTOR. All prices are exclusive of any applicable federal, state, or local sales, use, excise, or other similar taxes, provided, however, that any such taxes to which SUPPLIER becomes subject as a result of manufacturing, having manufactured, or procuring Products shall be borne by SUPPLIER. No extra charges of any kind will be allowed unless specifically agreed to in writing by DISTRIBUTOR. Unless otherwise agreed between SUPPLIER and DISTRIBUTOR, payments shall become due 45 days from receipt of invoice. In the event of delay in payment, DISTRIBUTOR will pay SUPPLIER a late fee equal to the lesser of 1.5%, or the maximum rate allowable by law, of any unpaid balance per month of delay or the maximum rate allowable by law. DISTRIBUTOR must make payment when due, without offset, deduction, or counterclaim, regardless of any claim by DISTRIBUTOR.

3. DELIVERY AND PASSAGE OF TITLE. Time is of the essence of all purchase orders, except that delivery dates will be framed in terms of calendar months and orders will not be deemed late until after the end of such calendar month. If SUPPLIER fails to deliver the Products or to complete any Services furnished hereunder, then DISTRIBUTOR shall be entitled, in addition to the remedies available elsewhere under the Agreement, to assess an amount, as liquidated damages for delay, equal to 1% of the total dollar value of DISTRIBUTOR's order for the first month of delay and 2% of the total dollar value of DISTRIBUTOR's order per subsequent month of delay; provided, (a) that such remedy will be capped at 6%, (b) if the order is more than three months late, then DISTRIBUTOR may cancel the order, and (c) such liquidated damages will only be available to DISTRIBUTOR for those orders to the extent that DISTRIBUTOR has provided such remedy to its Customer. SUPPLIER agrees that such amounts are a reasonable pre-estimate of the damages which DISTRIBUTOR may suffer as a result of such delay, and are to be assessed as liquidated damages and not as a penalty. Where such liquidated damages are available to DISTRIBUTOR, they shall be

DISTRIBUTOR's only remedy for SUPPLIER's failure to make timely delivery, other than the remedies for non-performance expressly set forth in this Agreement.

Products which will be shipped from within the United States for delivery within the United States shall be delivered FOB SUPPLIER's designated, continental U.S. manufacturing facility, unless otherwise agreed in writing by SUPPLIER and DISTRIBUTOR. Products delivered to DISTRIBUTOR in advance of schedule may be returned to SUPPLIER at SUPPLIER's expense. Title shall pass to DISTRIBUTOR upon delivery to DISTRIBUTOR FOB SUPPLIER's designated, continental U.S. manufacturing facility.

4. CHANGES. The DISTRIBUTOR may at any time, in writing, request changes within the general scope of a purchase order in (a) specifications, where the Products to be furnished are to be specifically manufactured in accordance therewith, (b) method of shipment or packing, or (c) place and time of delivery. Any such change shall be authorized only by an amendment executed by SUPPLIER and DISTRIBUTOR, with such amendment to specify any additional expense, to be borne by DISTRIBUTOR.

5. INSPECTION: (a) All Products shall be subject to inspection and test by DISTRIBUTOR at reasonable times and places upon reasonable notice, including the place of manufacture (which SUPPLIER shall use reasonable efforts to arrange, including providing for such access in SUPPLIER's purchase orders to the manufacturer); (b) If any inspection or test is made on the premises of SUPPLIER, then SUPPLIER, without additional charge, shall provide reasonable facilities and assistance for the safety and convenience of the inspectors in the performance of their duties, provided that the inspectors must execute SUPPLIER's standard confidentiality agreement, must abide by such facility's rules and regulations, and must be covered by insurance for occurrences other than due to SUPPLIER's negligence or willful misconduct; and (c) SUPPLIER shall provide and maintain a program, to the mutual satisfaction of SUPPLIER and DISTRIBUTOR, in order to create ongoing product design, manufacturing, testing, inspection, and other safety and quality-related processes that are adequate to assure the safety and reliability of SUPPLIER's Products (the "Product Quality and Safety Assurance Program"). Records of all inspection work by SUPPLIER shall be kept complete and available to DISTRIBUTOR during the performance of a purchase order and for three (3) years from the date of such inspection. SUPPLIER will allow representatives of DISTRIBUTOR access to the facilities involved in performing an order for purposes of reviewing the status and progress of production.

6. REJECTION. If any of the Products or Services ordered are found by DISTRIBUTOR within 30 days of delivery to be defective, or otherwise not in conformity with the requirements of the order, including any applicable specifications, SUPPLIER, at its option and sole discretion may: (a) instruct DISTRIBUTOR to return such goods at SUPPLIER's expense; (b) request that DISTRIBUTOR, with DISTRIBUTOR's written approval, take such actions as may be required to cure all defects and/or bring the Products into conformity with all requirements, in which event any reasonable costs and expenses thereby incurred by DISTRIBUTOR, including material and handling charges, will be at SUPPLIER's expense; and (c) re-perform, at SUPPLIER's own expense, any defective portion of the Services performed. DISTRIBUTOR must notify SUPPLIER in writing of such defect or non-conformity within 30 days after delivery of the Products or performance of Services, if applicable, or DISTRIBUTOR's rights under this Section

6 shall be waived. The remedies in this Section 6 shall be DISTRIBUTOR's exclusive remedies under this Section 6.

7. WARRANTIES. (a) SUPPLIER will convey clear title to all Products to DISTRIBUTOR as provided hereunder; (b) SUPPLIER warrants and represents that all Products and Services sold hereunder or pursuant hereto will be free from all material defects in workmanship and material, and that the Products and Services are provided in strict accordance with the specifications as established by mutual agreement of SUPPLIER and DISTRIBUTOR, and (c) Except as provided by this Agreement, any attempt by SUPPLIER to limit, disclaim, or restrict any such warranties or any remedies of DISTRIBUTOR, except as limited by this Agreement, by acknowledgment or otherwise, in accepting or performing an order, shall be null, void and ineffective without DISTRIBUTOR's written consent. For Products or Services purchased under this Agreement, the foregoing warranties shall apply for (a) Products to a period of the lesser of twelve (12) months from the date of installation or eighteen (18) months from delivery to DISTRIBUTOR, and (b) Services to a period twelve (12) months from the date such Services are completed. For any components purchased by SUPPLIER with a warranty in excess of the terms described above, SUPPLIER will make such extended warranty coverage available to DISTRIBUTOR for the relevant components. The foregoing warranties are conditioned upon (a) proper storage, handling, transportation, installation, use, repair, and maintenance, and conformance with any reasonable recommendations of SUPPLIER, and (b) DISTRIBUTOR's promptly notifying SUPPLIER of any defects and, if required, promptly making the Product available for correction. The foregoing warranties are provided at no cost to DISTRIBUTOR or Customers.

If any Product or Service fails to meet the foregoing warranties during the warranty periods set forth above, SUPPLIER shall thereupon correct any such failure by either (with such choice to be solely SUPPLIER's) (a) repairing the defective Product, (b) replacing the defective Product, or (c) re-performing the defective portion of the Services performed. All costs associated with such repair, replacement, or re-performance, including any transportation costs, shall be the sole responsibility of SUPPLIER, subject to the limitations set forth in a Service Agreement as mutually agreed to by SUPPLIER and DISTRIBUTOR. The Service Agreement will set forth limits on SUPPLIER's reimbursement to DISTRIBUTOR for labor, transportation, and other Services. The Service Agreement will also set forth a warranty approval process that will include pre-approval of major warranty claims prior to commencement of work, submission of all warranty claims for review and approval by SUPPLIER, and return of all parts subject to warranty claims to SUPPLIER.

For commercial Products, SUPPLIER will provide DISTRIBUTOR with the option of purchasing an extension to the initial warranty period. Such additional warranty period will be for a period of at least * years beyond the termination of the initial warranty period, and will cover the entire Product. The price for such warranty extension will be established pursuant to Schedule C, and
                                                   ----------
made available as an option to DISTRIBUTOR.

THE WARRANTIES SET FORTH IN THIS SECTION 7 ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER ORAL, WRITTEN, EXPRESS, OR IMPLIED, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SUPPLIER'S WARRANTY OBLIGATIONS

AND DISTRIBUTOR'S REMEDIES UNDER THIS SECTION 7 (EXCEPT AS TO TITLE) ARE SOLELY AND EXCLUSIVELY AS STATED HEREIN.

8. PROPER BUSINESS PRACTICES. SUPPLIER and DISTRIBUTOR shall comply with all laws dealing with improper or illegal payments, gifts or gratuities, and SUPPLIER and DISTRIBUTOR agree not to pay, promise to pay or authorize the payment of any money or anything of value, directly or indirectly to any person for the purpose of illegally or improperly inducing a decision or obtaining or retaining business in connection with a purchase order.

9. COMPLIANCE WITH LAWS. SUPPLIER and DISTRIBUTOR agree to comply with the applicable provisions of any federal, state, provincial or local law or ordinance and all lawful orders, rules, and regulations issued thereunder. No forced or prison labor may be used in manufacturing the Products to be supplied under this Agreement. If forced or prison labor is determined to have been used in the manufacture of the Products supplied hereunder, the DISTRIBUTOR shall have the right to immediately terminate the purchase order and this Agreement without further compensation to the SUPPLIER; and, in such case, DISTRIBUTOR shall return to SUPPLIER any Products for which it has not yet made payment.

Provisions applicable to orders for work to be performed, goods to be produced, or services to be rendered within the United States. (a) SUPPLIER shall comply with any provisions, representations or agreements or contractual clauses required thereby to be included or incorporated by reference or operation of law in the contract resulting from acceptance of this order and dealing with:
(i) Equal Opportunity (Executive Order 11246 as amended by Executive Orders 113575 and 10286 and applicable regulations promulgated pursuant thereto); (ii) Employment of Veterans (Executive Order 11701 and applicable regulations promulgated pursuant thereto); (iii) Employment of the Handicapped (Executive Order 11758 as amended by Executive Order 11867 and applicable regulations promulgated pursuant thereto); (iv) Employment Discrimination Because of Age (Executive Order 11141 and applicable regulations promulgated pursuant thereto); and (v) Utilization of Disadvantaged and Business Enterprises (Executive Order 11625, Public Law 95-507 and applicable regulations promulgated pursuant thereto). (b) SUPPLIER certifies that with respect to orders which exceed $10,000 it is in compliance with the requirements for non-segregated facilities set forth in 41 CFR Chapter 60-1.8. (c) SUPPLIER warrants that each chemical substance constituting or contained in goods sold or otherwise transferred to DISTRIBUTOR hereunder is on the list of chemical substances compiled and published by the Administrator of the Environmental Protection Administration pursuant to the Toxic Substances Control Act (P.L. 92-573 as amended, and the Federal Hazardous Substances Act (P.L. 92-516) as amended and lawful standards and regulations thereunder. (d) In accepting an order SUPPLIER represents that the goods to be furnished thereunder were or will be produced in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended, including Section 12 (a) and SUPPLIER shall insert a certificate to that effect on all invoices submitted in connection with such order.

10. PACKING, PRESERVATION AND MARKING. Packing, preservation and marking requirements will be in accordance with the specification drawing or as otherwise agreed by SUPPLIER and DISTRIBUTOR. If none are specified, SUPPLIER shall use the commercially accepted practice.

11. LIMITATION OF LIABILITY. In no case will SUPPLIER or DISTRIBUTOR be liable for the other's special, incidental, or consequential damages, including, but not limited to, personal injury, property damage, loss of profit or revenues, or business interruption arising out of the manufacture, Sale, or supplying of the Products or Services.

The remedies available to DISTRIBUTOR hereunder may be asserted only by DISTRIBUTOR and by no other party. DISTRIBUTOR may not expand warranty coverage to Customers beyond the coverage specifically described herein, except as agreed in writing by SUPPLIER.

                                   SCHEDULE C
                                   ----------

              PRODUCT PRICES - APPLICABLE TO COMPLETE SYSTEMS AND
                                REPLACEMENT PARTS

The Parties will mutually agree on prices (including prices for ECAT units, the extended warranty for commercial Product, and Product replacement parts) for the first two production years (including ECAT units) of each Product version (e.g., SU1, SU2, SU3), no later than the completion of SUPPLIER's Design and Verification phase (i.e., NPD Stage 3) for such Product. SUPPLIER's NPD process stages are as set forth in the Business Plan. In the event that the Parties cannot agree on the price for a given Product, both Parties shall be prohibited from Selling such Product. Distributor and Supplier will use general pricing principles as guidelines to be considered in negotiating pricing. These principles will include, among others, the following:

     .  Both GEFCS and Plug Power must be profitable
     .  GEFCS to target X%-X% EBIT for X and beyond
     . Plug Power to target X% gross margin for X and beyond, reflecting higher capital and R&D investment
     .  Both Parties must see a path toward target profitability
     .  Plug Power to benefit from decreases in manufacturing costs
     . GEFCS to benefit from increase in sales volumes and reduced selling costs

                                   SCHEDULE D
                                   ----------
                        DISTRIBUTOR'S PURCHASE FORECAST

Provided that the Commercial Period has commenced prior to such dates:

1. On or before January 1, 2002, DISTRIBUTOR will provide SUPPLIER with a forecast of DISTRIBUTOR's monthly purchases for the 12 months beginning April 1, 2002. Each of the first 3 months of DISTRIBUTOR's forecast (i.e. April 1, 2002 to June 30, 2002) will be a firm order. DISTRIBUTOR's forecast for the final 9 months of the forecast period (i.e. July 1, 2002 to March 31, 2003) is for SUPPLIER's planning purposes only. DISTRIBUTOR, at its sole discretion, may change the monthly purchase forecast in any month in the final 9-month forecast period by any amount.

2. On the first business day of each month beginning February 1, 2002, DISTRIBUTOR will provide SUPPLIER with a 12-month rolling forecast of monthly purchases for the period beginning 3 months hence. Each of the first 3 months of DISTRIBUTOR's forecast will be a firm order. DISTRIBUTOR's forecast for the final 9 months of each forecast period is for SUPPLIER'S planning purposes only. DISTRIBUTOR, at its sole discretion, may change the monthly purchase forecast in any month in the final 9-month forecast period by any amount.

In the event that SUPPLIER makes material changes to the Product commercial introduction dates set forth in the MGPP, then the Parties will mutually agree to modify the January 1, 2002 start date for DISTRIBUTOR's purchase forecast. In addition, purchase forecasts shall be modified to the extent Distributor determines necessary on the occasion of each modification to the MGPP.

Any Products that DISTRIBUTOR is obligated to purchase, but otherwise unable to sell, may be held in SUPPLIER's inventory at the request of DISTRIBUTOR, provided that SUPPLIER has reasonably available space. Electing to have SUPPLIER hold DISTRIBUTOR's inventory does not relieve DISTRIBUTOR of its obligation to purchase and take delivery of any of DISTRIBUTOR's units held in inventory. DISTRIBUTOR will reimburse SUPPLIER for its fully loaded inventory carrying cost, including warehouse expenses, interest, and any inventory carrying cost charged to SUPPLIER by SUPPLIER's vendors as a direct result of DISTRIBUTOR's request for SUPPLIER to hold inventory.

On or before September 1, 2001, SUPPLIER will provide DISTRIBUTOR with a firm price for the monthly inventory carrying charge for 2002. On or before August 1 of each subsequent year, SUPPLIER will provide DISTRIBUTOR with a firm price for the monthly inventory carrying charge for the upcoming year.

                                   SCHEDULE E
                                   ----------

                              SUPPLIER'S INSURANCE

     SUPPLIER shall maintain in effect at all times during the Term of this Agreement products liability insurance as set forth on the following certificate, with DISTRIBUTOR named as additional insured:

                                 (See Attached)

                                   SCHEDULE F
                                   ----------

                        COPIES OF TRADEMARK REGISTRATIONS

                                 (See Attached)